EXHIBIT 99
MBT Financial Corp. Announces Profit for 2008
MONROE, Mich., January 29, 2009 — MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a fourth quarter 2008 net loss of $3.0 million, or $0.19 per diluted share, compared to the loss of $2.7 million, or $0.17 per diluted share in the fourth quarter of 2007. Net income for the year ended December 31, 2008 was $1.7 million, or $0.10 per diluted share, compared to $7.7 million, or $0.47 per diluted share in 2007.
H. Douglas Chaffin, President and CEO, commented, “The loss we recorded in the fourth quarter of 2008 was entirely due to credit quality issues that arose due to the poor economic conditions in southeast Michigan. The national economy has joined Michigan in the worst recession in decades, but we believe that the steps we began to take in 2008 will help us through these times and leave us positioned well for the eventual economic recovery. We have made structural changes to our credit and collections functions, improved our liquidity, and maintained capital well in excess of the regulatory minimums to be considered well capitalized. While the fourth quarter of 2008 was especially challenging, we will be able to withstand the current environment and continue to serve the credit and banking needs of the communities in southeast Michigan. While we are never pleased with posting a quarterly loss, the fact that we were profitable for 2008 given the substantial credit related charges during the year is considered an accomplishment in this environment.
Mr. Chaffin further commented on the Company’s earnings for the quarter. “Net Interest Income decreased $408,000 compared to the fourth quarter of 2007 as the net interest margin decreased from 2.83% to 2.79% while the amount of average earning assets was unchanged at $1.44 billion. Non interest income, excluding securities gains, decreased $151,000 as the decrease in market values of investments caused a decline in wealth management income. Non interest expenses decreased $828,000, or 8.6%, even though credit related expenses increased substantially compared to the same period a year ago.”
On October 10, 2008, we acquired the deposits of Main Street Bank in Northville and Plymouth, Michigan from the FDIC when they were closed by state regulators. This added a considerable amount of liquidity to our balance sheet, contributing to the nearly $56 million increase in deposits during the quarter. Integration continues to progress well, and we are pleased with the reception that our style of community banking and wealth management is receiving in the Northville and Plymouth areas.”
“We monitor our capital position closely”, Mr. Chaffin continued. “In light of these reduced earnings levels, our Board will review the appropriateness of continuing our current level of dividends for the 2nd quarter at its next meeting on February 26th.
Under separate press releases, the company also announced its decision to withdraw its application for funding under the U. S. Treasury’s Troubled Asset Relief Program (TARP). This decision was based primarily on the company’s well-capitalized position and the high cost of this funding. In addition, the company also announced the recent addition to its Board of Edwin L. Harwood as well as the continuation of William D. McIntyre, Jr. as Chairman, and the appointment of Michael J. Miller as Vice Chairman. For a more detailed discussion of these announcements please refer to the separate press releases provided on this same date.
Conference Call
MBT Financial Corp. will hold a conference call to discuss fourth quarter results on Friday, January 30, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT

Financial Corp.’s web site www.mbandt.com. The call can also be accessed by calling (800) 860-2442. The event will be archived on the Company’s web site and available for three months following the call.
About the Company
MBT Financial Corp. (NASDAQ: MBTF), a single bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (MBT).
Founded in 1858, MBT is one of the largest full service community banks in southeast Michigan, with more than $1.5 billion in assets, offering personal and business products and services, and complete credit options. MBT’s Wealth Management Group is one of the area’s largest trust departments with over $800 million in assets under management. With 27 offices, 45 ATMs, PhoneLink telephone banking and eLink online banking, MBT prides itself on an incomparable level of service and access for its customers. Visit MBT’s web site at www.MBandT.com.
Forward-Looking Statements
Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:
H. Douglas Chaffin	John L. Skibski	Mary Jane Town
Chief Executive Officer	Chief Financial Officer	Marketing Officer
(734) 384-8123	(734) 242-1879	(734) 240-2510
doug.chaffin@mbandt.com	john.skibski@mbandt.com	maryjane.town@mbandt.com

MBT FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS — UNAUDITED

	Quarterly					Year to Date
	2008	2008	2008	2008	2007
(dollars in thousands except per share data)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	2008	2007
EARNINGS
Net interest income	$9,723	$11,086	$11,127	$10,453	$10,131	$42,389	$42,769
FTE Net interest income	$10,088	$11,417	$11,463	$10,784	$10,232	$43,752	$43,957
Provision for loan and lease losses	$10,000	$4,100	$2,700	$1,200	$8,907	$18,000	$11,407
Non-interest income	$3,900	$4,265	$3,858	$3,962	$3,824	$15,985	$15,634
Non-interest expense	$8,773	$11,365	$10,163	$9,698	$9,601	$39,999	$37,234
Net income (loss)	$(2,997)	$324	$1,718	$2,647	$(2,706)	$1,692	$7,713
Basic earnings (loss) per share	$(0.19)	$0.02	$0.11	$0.16	$(0.17)	$0.10	$0.47
Diluted earnings (loss) per share	$(0.19)	$0.02	$0.11	$0.16	$(0.17)	$0.10	$0.47
Average shares outstanding	16,143,902	16,136,402	16,130,806	16,127,047	16,135,339	16,134,570	16,415,425
Average diluted shares outstanding	16,174,906	16,163,863	16,162,181	16,139,073	16,145,958	16,165,574	16,426,044

PERFORMANCE RATIOS
Return on average assets	-0.77%	0.09%	0.45%	0.69%	-0.70%	0.11%	0.50%
Return on average common equity	-9.78%	1.04%	5.34%	8.24%	-8.05%	1.34%	5.71%

Base Margin	2.65%	3.08%	3.05%	2.84%	2.74%	2.91%	2.91%
FTE Adjustment	0.10%	0.09%	0.09%	0.09%	0.03%	0.10%	0.08%
Loan Fees	0.04%	0.07%	0.07%	0.07%	0.06%	0.06%	0.07%

FTE Net Interest Margin	2.79%	3.24%	3.21%	3.00%	2.83%	3.07%	3.06%

Efficiency ratio	59.11%	56.66%	61.24%	64.51%	60.16%	60.36%	60.19%
Full-time equivalent employees	384	366	384	380	404	378	420

CAPITAL
Average equity to average assets	7.83%	8.19%	8.42%	8.36%	8.66%	8.20%	8.83%
Book value per share	$7.49	$7.46	$7.52	$7.94	$7.90	$7.49	$7.90
Cash dividend per share	$0.09	$0.09	$0.18	$0.18	$0.18	$0.54	$0.72

ASSET QUALITY
Loan Charge-Offs	$10,132	$3,954	$2,607	$3,955	$3,204	$20,648	$6,387
Loan Recoveries	$252	$169	$317	$216	$195	$954	$1,438

Net Charge-Offs	$9,880	$3,785	$2,290	$3,739	$3,009	$19,694	$4,949

Allowance for loan and lease losses	$18,528	$18,408	$18,093	$17,683	$20,222	$18,528	$20,222

Nonaccrual Loans	$47,872	$34,892	$38,115	$37,814	$30,459	$47,872	$30,459
Loans 90 days past due	$93	$119	$109	$94	$102	$93	$102
Restructured loans	$5,811	$6,685	$6,023	$1,679	$3,367	$5,811	$3,367

Total non performing loans	$53,776	$41,696	$44,247	$39,587	$33,928	$53,776	$33,928
Other real estate owned & other assets	$19,211	$17,893	$18,065	$15,819	$12,565	$19,211	$12,565

Total non performing assets	$72,987	$59,589	$62,312	$55,406	$46,493	$72,987	$46,493
Problem Loans Still Performing	$63,935	$56,156	$41,188	$40,521	$41,022	$63,935	$41,022

Total Problem Assets	$136,922	$115,745	$103,500	$95,927	$87,515	$136,922	$87,515

Net loan charge-offs to average loans	4.08%	1.54%	0.93%	1.51%	1.19%	2.00%	0.49%
Allowance for losses to total loans	1.97%	1.88%	1.83%	1.78%	2.02%	1.97%	2.02%
Non performing loans to gross loans	5.71%	4.25%	4.47%	3.99%	3.39%	5.71%	3.39%
Non performing assets to total assets	4.67%	3.96%	4.04%	3.56%	2.99%	4.67%	2.99%
Allowance to non performing loans	34.45%	44.15%	40.89%	44.67%	59.60%	34.45%	59.60%

END OF PERIOD BALANCES
Loans and leases	$941,732	$981,038	$989,839	$991,402	$1,002,259	$941,732	$1,002,259
Total earning assets	$1,408,525	$1,383,659	$1,421,653	$1,435,370	$1,440,317	$1,408,525	$1,440,317
Total assets	$1,562,401	$1,505,709	$1,542,747	$1,555,450	$1,556,806	$1,562,401	$1,556,806
Deposits	$1,136,078	$1,080,194	$1,065,770	$1,095,605	$1,109,980	$1,136,078	$1,109,980
Interest Bearing Liabilities	$1,282,993	$1,234,705	$1,267,718	$1,286,289	$1,273,665	$1,282,993	$1,273,665
Shareholders’ equity	$120,977	$120,413	$121,348	$128,081	$127,447	$120,977	$127,447
Total Shares Outstanding	16,148,482	16,139,538	16,132,513	16,128,321	16,124,997	16,148,482	16,124,997

AVERAGE BALANCES
Loans and leases	$963,445	$980,466	$992,618	$998,060	$1,002,948	$983,585	$1,000,340
Total earning assets	$1,436,265	$1,398,768	$1,432,923	$1,444,037	$1,436,545	$1,427,942	$1,430,519
Total assets	$1,557,430	$1,505,823	$1,536,884	$1,545,048	$1,539,446	$1,536,271	$1,530,064
Deposits	$1,144,238	$1,076,734	$1,076,046	$1,109,664	$1,094,346	$1,101,719	$1,089,028
Interest Bearing Liabilities	$1,297,202	$1,245,873	$1,273,052	$1,283,990	$1,264,772	$1,275,011	$1,253,368
Shareholders’ equity	$121,969	$123,355	$129,353	$129,175	$133,363	$125,945	$135,074

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED

	Quarter Ended December 31,
Dollars in thousands (except per share data)	2008	2007

Interest Income
Interest and fees on loans	$14,584	$17,617
Interest on investment securities-
Tax-exempt	913	422
Taxable	4,693	4,947
Interest on federal funds sold	13	3

Total interest income	20,203	22,989

Interest Expense
Interest on deposits	6,713	8,209
Interest on borrowed funds	3,767	4,649

Total interest expense	10,480	12,858

Net Interest Income	9,723	10,131
Provision For Loan Losses	10,000	8,907

Net Interest Income After Provision For Loan Losses	(277)	1,224

Other Income
Income from wealth management services	996	1,188
Service charges and other fees	1,576	1,603
Net gain (loss) on sales of securities	51	(176)
Origination fees on mortgage loans sold	69	128
Bank Owned Life Insurance income	405	335
Other	803	746

Total other income	3,900	3,824

Other Expenses
Salaries and employee benefits	4,501	4,956
Occupancy expense	879	897
Equipment expense	810	786
Marketing expense	359	408
Professional fees	310	363
Net loss on other real estate owned	133	800
Other	1,781	1,391

Total other expenses	8,773	9,601

Loss Before Income Taxes	(5,150)	(4,553)
Income Tax Benefit	(2,153)	(1,847)

Net Loss	$(2,997)	$(2,706)

Basic Loss Per Common Share	$(0.19)	$(0.17)

Diluted Loss Per Common Share	$(0.19)	$(0.17)

Dividends Declared Per Common Share	$0.09	$0.18

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED

	Year Ended December 31,
Dollars in thousands (except per share data)	2008	2007

Interest Income
Interest and fees on loans	$62,472	$71,245
Interest on investment securities-
Tax-exempt	3,390	3,177
Taxable	19,005	18,985
Interest on federal funds sold	36	144

Total interest income	84,903	93,551

Interest Expense
Interest on deposits	26,835	32,422
Interest on borrowed funds	15,679	18,360

Total interest expense	42,514	50,782

Net Interest Income	42,389	42,769
Provision For Loan Losses	18,000	11,407

Net Interest Income After Provision For Loan Losses	24,389	31,362

Other Income
Income from trust services	4,329	4,577
Service charges and other fees	6,371	6,301
Net gain (loss) on sales of securities	422	(80)
Origination fees on mortgage loans sold	426	690
Bank Owned Life Insurance income	1,390	1,294
Other	3,047	2,852

Total other income	15,985	15,634

Other Expenses
Salaries and employee benefits	20,614	21,367
Occupancy expense	3,591	3,466
Equipment expense	3,290	3,261
Marketing expense	1,253	1,455
Professional fees	1,635	1,508
Net loss on other real estate owned	2,737	822
Other	6,879	5,355

Total other expenses	39,999	37,234

Income (Loss) Before Income Taxes	375	9,762
Income Tax Expense (Benefit)	(1,317)	2,049

Net Income	$1,692	$7,713

Basic Earnings Per Common Share	$0.10	$0.47

Diluted Earnings Per Common Share	$0.10	$0.47

Dividends Declared Per Common Share	$0.54	$0.72

MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	December 31, 2008	December 31,
Dollars in thousands	(Unaudited)	2007

Assets
Cash and Cash Equivalents
Cash and due from banks	$50,786	$25,113

Total cash and cash equivalents	50,786	25,113

Securities — Held to Maturity	46,840	44,734
Securities — Available for Sale	406,117	380,238
Federal Home Loan Bank stock — at cost	13,086	13,086
Loans held for sale	784	1,431
Loans — Net	922,420	980,606
Accrued interest receivable and other assets	43,973	36,370
Bank Owned Life Insurance	45,488	42,509
Premises and Equipment — Net	32,907	32,719

Total assets	$1,562,401	$1,556,806

Liabilities
Deposits:
Non-interest bearing	$144,585	$141,115
Interest-bearing	991,493	968,865

Total deposits	1,136,078	1,109,980

Federal Home Loan Bank advances	261,500	256,500
Federal funds purchased	—	13,300
Repurchase agreements	30,000	35,000
Interest payable and other liabilities	13,846	14,579

Total liabilities	1,441,424	1,429,359

Shareholders’ Equity
Common stock (no par value)	—	—
Retained Earnings	123,217	129,917
Accumulated other comprehensive income	(2,240)	(2,470)

Total shareholders’ equity	120,977	127,447

Total liabilities and shareholders’ equity	$1,562,401	$1,556,806